UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 1, 2016

Avon Products, Inc.
(Exact name of registrant as specified in charter)

New York	1-4881	13-0544597
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
777 Third Avenue
New York, N.Y. 10017-1307
(Address of principal executive offices) (Zip Code)
(212) 282-5000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On August 1, 2016, Avon Products, Inc. (“Avon”), Avon International Operations, Inc. (“AIO”), the lenders party thereto and Citibank, N.A., in its capacities as administrative agent and collateral agent, entered into the Second Amendment to Credit Agreement and General Security Agreement and First Amendment to API Limited Recourse Guaranty (collectively, the “Amendment”), which amends the Revolving Credit Agreement, dated as of June 5, 2015 (as amended by the First Amendment to Credit Agreement and General Security Agreement, dated as of December 7, 2015, the “Revolving Credit Agreement”) and the General Security Agreement, dated as of June 5, 2015 (as amended by the First Amendment to Credit Agreement and General Security Agreement, dated as of December 7, 2015) and amends and restates the API Limited Recourse Guaranty, dated as of June 5, 2015 (the “API Guaranty”). The Amendment will become effective upon the satisfaction of certain customary conditions and the issuance or incurrence of at least $200.0 million in aggregate principal amount of Permitted Pari Passu Secured Refinancing Debt (as defined in the Revolving Credit Agreement), which includes the Senior Secured Notes due 2022 referenced below. Upon effectiveness, among other things, the Amendment will (i) permit API to provide a full recourse unsecured guaranty of the Senior Secured Notes due 2022, (ii) amend and restate the API Guaranty such that API will provide a full recourse unsecured guaranty of AIO’s obligations under the Revolving Credit Agreement and (iii) terminate the API Security Agreement, dated as of June 5, 2015, and release the security interest in the collateral pledged by API pursuant thereto.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, attached hereto as Exhibit 10.1, and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure required by this Item is included in Item 1.01 and is incorporated herein by reference.

Item 8.01 Other Events

On August 1, 2016, Avon announced that AIO, Avon’s wholly-owned subsidiary, intends to offer $400.0 million in aggregate principal amount of Senior Secured Notes due 2022 in a private placement. A copy of the press release is being furnished as Exhibit 99.1 herewith.

Also on August 1, 2016, Avon commenced a tender offer for up to an aggregate principal amount of $650.0 million of its outstanding (i) 5.750% Notes due 2018 , (ii) 4.200% Notes due 2018, (iii) 6.500% Notes due 2019 and (iv) 4.600% Notes due 2020, subject to acceptance priority levels and series maximum tender amounts for certain series of the notes. A copy of the press release is being furnished as Exhibit 99.2 herewith.

This Current Report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy securities, and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.

The information in this Item 8.01, including Exhibits 99.1 and 99.2, shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “1934 Act”), nor shall they be deemed “incorporated by reference” into any filing under the Securities Act of 1933, as amended, or the 1934 Act, except as may be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Second Amendment to Credit Agreement and General Security Agreement and First Amendment to API Limited Recourse Guaranty, dated August 1, 2016.

99.1	Avon Products, Inc. Press Release titled “Avon Announces Senior Secured Notes Offering,” dated August 1, 2016.

99.2	Avon Products, Inc. Press Release titled “Avon Announces Cash Tender Offers,” dated August 1, 2016.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVON PRODUCTS, INC.

By	/s/ James S. Scully
Name: James S. Scully
Title: Executive Vice President, Chief Operating Officer and Chief Financial Officer

Dated: August 1, 2016

EXHIBIT INDEX

Exhibit No.	Description

10.1	Second Amendment to Credit Agreement and General Security Agreement and First Amendment to API Limited Recourse Guaranty, dated August 1, 2016.

99.1	Avon Products, Inc. Press Release titled “Avon Announces Senior Secured Notes Offering,” dated August 1, 2016.

99.2	Avon Products, Inc. Press Release titled “Avon Announces Cash Tender Offers,” dated August 1, 2016.